Exhibit 99.1

PondelWilkinson Inc.
1880 Century Park East, Suite 350
Los Angeles, CA 90067

Investor Relations	T (310) 279 5980
Strategic Public Relations	F (310) 279 5988
W www.pondel.com

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg
NEWS	Vice Chairman
RELEASE	(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

— First Quarter Net Sales Rise 10.7% to $536.1 million;

Net Income Increases 50.0% to $95.3 million —

Corona, CA — May 8, 2014 — Monster Beverage Corporation (NASDAQ:MNST) today reported financial results for the first quarter ended March 31, 2014.

Gross sales for the 2014 first quarter increased 10.6 percent to $613.7 million from $555.0 million in the same period last year.  Net sales for the three-months ended March 31, 2014 increased 10.7 percent to $536.1 million from $484.2 million a year ago.

Gross profit, as a percentage of net sales, for the 2014 first quarter was 53.5 percent, compared with 52.1 percent for the comparable 2013 quarter.  Operating expenses for the 2014 first quarter decreased to $138.0 million from $144.7 million in the same quarter last year.  Operating expenses as a percentage of net sales were 25.7 percent for the 2014 first quarter, compared with 29.9 percent in the same quarter last year.

Distribution costs as a percentage of net sales were 4.7 percent for the 2014 first quarter, compared with 4.6 percent in the same quarter last year.

Selling expenses as a percentage of net sales for the 2014 first quarter were 10.7 percent, compared with 13.5 percent in the same quarter a year ago.

General and administrative expenses as a percentage of net sales for the 2014 first quarter were 10.3 percent, compared with 11.8 percent for the corresponding quarter last year.  Distributor termination expenses were $0.01 million in the 2014 first quarter, compared with $8.3 million in the corresponding quarter last year. Stock-based compensation (a non-cash item) was $7.0 million in both the first quarter of 2014 and 2013.

Operating income for the 2014 first quarter increased 38.7 percent to $148.9 million from $107.3 million in the comparable 2013 quarter.

The effective tax rate for the 2014 first quarter was 36.1 percent, compared with 39.8 percent in the same quarter last year.

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Net income for the 2014 first quarter increased 50.0 percent to $95.3 million from $63.5 million in the same quarter last year.  Net income per diluted share increased 49.0 percent to $0.55 from $0.37 per diluted share in the 2013 comparable quarter.

Net sales for the Company’s DSD segment for the 2014 first quarter increased 11.8 percent to $514.4 million from $460.2 million for the same period in 2013.

Gross sales to customers outside the United States rose to $144.3 million in the 2014 first quarter, compared with $130.7 million in the corresponding quarter in 2013.

Factors Impacting Profitability

Results for the 2014 first quarter continue to be impacted by professional service costs related to regulatory matters and litigation concerning the advertising, marketing, promotion, ingredients, usage, safety and sale of the Company’s Monster Energy® brand energy drinks.

Professional service costs related to regulatory matters and litigation concerning the advertising, marketing, promotion, ingredients, usage, safety and sale of the Company’s Monster Energy® brand energy drinks were $5.0 million for the 2014 first quarter, versus $3.0 million for the 2013 first quarter.

Rodney C. Sacks, Chairman and Chief Executive Officer, said: “We are pleased to report yet another quarter of continuing sales growth, in both our domestic and international markets. We launched two new Monster Energy® brand energy drinks in the quarter, Punch Monster™ Baller’s Blend and Punch Monster™ Mad Dog (as replacements for our Dub Edition products).

“During the quarter, we successfully commenced production in Japan, which marks our 10th co-packing facility for Monster Energy® brand energy drinks outside the United States.  We also are proceeding with our plans to introduce Monster Energy® brand energy drinks in additional international markets.

“We reiterate that our energy drinks are safe, based on both our and the industry’s long track record and the scientific evidence supporting the safety of our ingredients. More than 50 billion cans of energy drinks have been sold and safely consumed worldwide over the past 25 years, including more than 10 billion Monster Energy® brand energy drinks over the past 12 years,” Sacks added.

Investor Conference Call

The Company will host an investor conference call today, May 8, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.monsterbevcorp.com in the “Events & Presentations” section.  For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a marketer and distributor of energy drinks and alternative beverages. The Company markets and distributes Monster Energy® brand energy drinks, Monster Energy Extra Strength Nitrous Technology® brand energy drinks, Java Monster® brand non-carbonated coffee + energy drinks, X-Presso Monster® brand non-carbonated espresso energy drinks, M3® Monster Energy® Super Concentrate energy drinks, Monster Rehab® non-carbonated energy drinks with electrolytes, Muscle Monster® Energy Shakes, Übermonster® energy drinks, and Peace Tea® iced teas, as well as Hansen’s® natural sodas, apple juice and juice blends, multi-vitamin juices, Junior Juice® beverages, Blue Sky® beverages, Hubert’s® Lemonades and PRE® Probiotic drinks.  For more information, visit www.monsterbevcorp.com.

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Note Regarding Use of Non-GAAP Measures

Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

Caution Concerning Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability.  Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein.  Such risks and uncertainties include, but are not limited to, the following: unanticipated litigation concerning the Company’s products; changes in consumer preferences; changes in demand due to both domestic and international economic conditions; activities and strategies of competitors, including the introduction of new products and competitive pricing and/or marketing of similar products; actual performance of the parties under new distribution agreements; potential disruptions arising out of the transition of certain territories to new distributors; changes in sales levels by existing distributors; unanticipated costs incurred in connection with the termination of existing distribution agreements or the transition to new distributors; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; changes in governmental regulation; our ability to satisfy all criteria set forth in any U.S. model energy drink guidelines, including, without limitation, those adopted by the American Beverage Association, of which we are a member, and the impact on us of such guidelines; the imposition of new and/or increased excise and/or sales or other taxes on our products; criticism of energy drinks and/or the energy drink market generally; the impact of proposals to limit or restrict the sale of energy drinks to minors and/or persons below a specified age and/or restrict the venues and/or the size of containers in which energy drinks can be sold; political, legislative or other governmental actions or events, including the outcome of any state attorney general and/or government or quasi-government agency inquiries, in one or more regions in which we operate.  For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION

FOR THE THREE-MONTHS ENDED MARCH 31, 2014 AND 2013

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended
	March 31,
	2014	2013
Gross sales, net of discounts and returns*	$613,723	$554,951

Less: Promotional and other allowances**	77,594	70,728

Net sales	536,129	484,223

Cost of sales	249,311	232,184

Gross profit	286,818	252,039
Gross profit as a percentage of net sales	53.5%	52.1%

Operating expenses	137,955	144,733
Operating expenses as a percentage of net sales	25.7%	29.9%

Operating income	148,863	107,306
Operating income as a percentage of net sales	27.8%	22.2%

Other income (expense):
Interest and other income (expense), net	155	(4,473)
(Loss) gain on investments and put options, net	(1)	2,571
Total other income (expense)	154	(1,902)

Income before provision for income taxes	149,017	105,404

Provision for income taxes	53,767	41,908
Income taxes as a percentage of income before taxes	36.1%	39.8%

Net income	$95,250	$63,496
Net income as a percentage of net sales	17.8%	13.1%

Net income per common share:
Basic	$0.57	$0.38
Diluted	$0.55	$0.37

Weighted average number of shares of common stock and common stock equivalents:
Basic	166,913	165,525
Diluted	173,741	172,559

Case sales (in thousands) (in 192-ounce case equivalents)	51,926	47,749
Average net sales per case	$10.32	$10.14

* Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under GAAP and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

** Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, our definition of promotional and other allowances may not be comparable to similar items presented by other companies. Promotional and other allowances primarily include consideration given to the Company’s distributors or retail customers including, but not limited to the following: (i) discounts granted off list prices to support price promotions to end-consumers by retailers; (ii) reimbursements given to the Company’s distributors for agreed portions of their promotional spend with retailers, including slotting, shelf space allowances and other fees for both new and existing products; (iii) the Company’s agreed share of fees given to distributors and/or directly to retailers for advertising, in-store marketing and promotional activities; (iv) the Company’s agreed share of slotting, shelf space allowances and other fees given directly to retailers; (v) incentives given to the Company’s distributors and/or retailers for achieving or exceeding certain predetermined sales goals; (vi) discounted or free products; (vii) contractual fees given to the Company’s distributors related to sales made by the Company direct to certain customers that fall within the distributors’ sales territories; and (viii) commissions paid to our customers. The presentation of promotional and other allowances facilitates an evaluation of their impact on the determination of net sales and the spending levels incurred or correlated with such sales. Promotional and other allowances constitute a material portion of our marketing activities. The Company’s promotional allowance programs with its numerous distributors and/or retailers are executed through separate agreements in the ordinary course of business. These agreements generally provide for one or more of the arrangements described above and are of varying durations, ranging from one week to one year.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

(In Thousands, Except Par Value) (Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$312,020	$211,349
Short-term investments	438,932	402,247
Accounts receivable, net	342,140	291,638
Distributor receivables	3,646	4,542
Inventories	204,061	221,449
Prepaid expenses and other current assets	28,482	21,376
Prepaid income taxes	5,008	9,518
Deferred income taxes	20,924	20,924
Total current assets	1,355,213	1,183,043

INVESTMENTS	8,131	9,792
PROPERTY AND EQUIPMENT, net	91,733	88,143
DEFERRED INCOME TAXES	63,443	63,611
INTANGIBLES, net	65,525	65,774
OTHER ASSETS	9,538	10,146
Total Assets	$1,593,583	$1,420,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$125,581	$119,376
Accrued liabilities	71,959	59,113
Accrued promotional allowances	113,846	99,470
Deferred revenue	14,034	13,832
Accrued compensation	9,046	14,864
Income taxes payable	45,900	9,359
Total current liabilities	380,366	316,014

DEFERRED REVENUE	110,491	112,216

STOCKHOLDERS’ EQUITY:
Common stock - $0.005 par value; 240,000 shares authorized; 206,266 shares issued and 167,074 outstanding as of March 31, 2014; 206,014 shares issued and 166,822 outstanding as of December 31, 2013	1,031	1,030
Additional paid-in capital	383,183	368,069
Retained earnings	1,942,575	1,847,325
Accumulated other comprehensive loss	(1,131)	(1,233)
Common stock in treasury, at cost; 39,192 and 39,192 shares as of March 31, 2014 and December 31, 2013, respectively	(1,222,932)	(1,222,912)
Total stockholders’ equity	1,102,726	992,279
Total Liabilities and Stockholders’ Equity	$1,593,583	$1,420,509